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                                                                     EXHIBIT 4.3

                              CERTIFICATE OF TRUST
                                       OF
                             SEITEL CAPITAL TRUST II

         THIS CERTIFICATE OF TRUST of Seitel Capital Trust II (the "Trust"), dated as of August 19, 1999, is being duly executed and filed by the undersigned, as trustees, with the Secretary of State of the State of Delaware to form a business trust under the Delaware Business Trust Act (12 Del.Code
Section 3801 et seq.) (the "Act").

         1. Name. The name of the business trust being formed hereby is "Seitel Capital Trust II."

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Bank One Delaware, Inc., 3 Christiana Center, 201 North Walnut Street, Wilmington, Delaware 19801.

         3. Effective Date. This Certificate of Trust shall be effective at the time of its filing with the Secretary of State of the State of Delaware.

         4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                           BANK ONE DELAWARE, INC.,
                                           as Delaware Trustee


                                            By:   /s/ SANDRA L. CARUBA
                                                -------------------------------
                                                Name: Sandra L. Caruba
                                                Title: Vice President

                                            THE FIRST NATIONAL BANK OF CHICAGO
                                            as Property Trustee


                                            By:   /s/ DIANE SWANSON
                                                -------------------------------
                                                Name: Diane Swanson
                                                Title: Assistant Vice President

                                            DEBRA D. VALICE,
                                            as Regular Trustee


                                            /s/ DEBRA D. VALICE
                                            -----------------------------------